UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 15, 2006, Krispy Kreme Doughnuts, Inc. (the “Company”) issued a press release announcing that a proposed settlement has been reached resolving an ERISA class action filed on March 3, 2005 in the United States District Court for the Middle District of North Carolina against the Company and individual defendants including certain members of its Board of Directors, officers and employees. The settlement would include a one-time cash payment to be made by the Company’s insurer in the amount of $4,750,000. The Company and the individual defendants deny any and all wrongdoing and would pay no money in the settlement. Several contingent events must be satisfied before the settlement becomes final, including preliminary and final approval by the United States District Court where the matter is pending.

A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release (“Krispy Kreme Announces Proposed Settlement Resolving ERISA Class
Action”) dated May 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: May 16, 2006
By: /s/ Michael C. Phalen
Michael C. Phalen
Chief Financial Officer